FOR IMMEDIATE RELEASE
Contacts:
Joseph Himy
Chief Financial Officer
Vyteris, Inc.
Tel: (201) 703-2299

Vyteris Appoints Joel Kanter to the Board of Directors

FAIR LAWN, N.J. – (March 23, 2010) – Vyteris, Inc. (OTCBB: VYTR), developer of the first FDA-approved active transdermal drug delivery system, announced today the appointment of Joel Kanter to the Company’s Board of Directors.  Mr. Kanter currently serves as the President of Windy City Inc., an investment management firm.  He has over 20 years of experience in providing financing and M&A advisory services for growing life sciences companies.

“Joel’s background as a financier for development-stage companies adds important resources and insight to our Board as we continue our financial restructuring and position the business for growth over the long-term,” said Dr. Haro Hartounian, president and chief executive officer of Vyteris, Inc.  “We welcome him to the Vyteris Board and look forward to drawing on his experience as we advance the development and strategic partnering efforts for our validated transdermal drug delivery technology.”

Mr. Kanter has served as President of Windy City since 1986.  From 1989 to 1999 he was President, and subsequently President and Chief Executive Officer, of Walnut Financial Services, a publicly-traded financial services firm that provided financing for small businesses, including start-up and early-stage development companies.  From 1985 to 1986, Mr. Kanter served as Managing Director of The Investors’ Washington Service, an investment advisory company that advises institutional clients about the impact of federal legislation and regulatory decisions on the equity and debt markets. He serves on the Board of Directors of a number of publicly-traded and private companies, including Magna-Labs, Medgenics, MediSync, Pet DRx, Prescient Medical and Wafergen.

“Vyteris’ active transdermal technology shows enormous potential to provide a safer, more effective and more patient-friendly means of delivering a broad range of drugs, including larger molecules typically delivered intravenously, on complex and varied delivery schedules,” said Mr. Kanter. “This unique delivery system has a number of strategic applications for drug makers, and provides a strong foundation for future value-creation through potential partnerships, licensing agreements and proprietary development efforts.  I look forward to working with Vyteris in furthering the Company’s goals.”

About Vyteris, Inc.
Vyteris, Inc. is the maker of the first active, ready-to-use drug delivery patch (LidoSite®) to receive marketing clearance from the U.S. Food and Drug Administration (FDA).  Vyteris’ proprietary active transdermal smart patch technology delivers drugs comfortably through the skin using low-level electrical energy (iontophoresis).  This smart patch technology allows precise dosing, giving physicians and patients control in the rate, dosage and pattern of drug delivery that may result in considerable therapeutic, economical, and lifestyle advantages over existing methods of drug administration.  Vyteris has successfully delivered a peptide non-invasively using its system, where the company demonstrated achievement of therapeutic levels of a peptide without using any needles. For more information, please visit us at www.vyteris.com.

Vyteris Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “would,” “should,” “believes,” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include, without limitation, statements concerning the potential impact of the new marketing agreement and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from results expressed or implied by this press release.  Such risk factors include, among others, the competitive environment and competitive responses to the new marketing arrangement. The Company has described other important risks and uncertainties under the caption "Risk Factors" in its most recent Annual Report on Form 10-K and in various filings made with the SEC.  Actual results may differ materially from those contained in the forward-looking statements in this press release.

# # #